Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Activision, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                        KPMG Peat Marwick LLP

Los Angeles, California
June 12, 1998